CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund VI, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending June 30, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



Date:   August 5, 2003                          /s/ Robert A. Bourne
                                                ----------------------------
                                                Name:  Robert A. Bourne
                                                Title: President and Treasurer

                                                A   signed   original   of  this
                                                written  statement  required  by
                                                Section 906 has been provided to
                                                CNL  Income  Fund VI,  Ltd.  and
                                                will be  retained  by CNL Income
                                                Fund VI, Ltd.  and  furnished to
                                                the   Securities   and  Exchange
                                                Commission  or  its  staff  upon
                                                request.